UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2006

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Compensatory Arrangements of Certain Officers
As previously announced on July 25, 2006, the Audit Committee of the Board of Directors of Atmel Corporation (the “Company”) initiated an independent investigation regarding the timing of past stock option grants and other potentially related issues. On October 30, 2006, the Company announced that the Audit Committee, with the assistance of independent legal and forensic accounting experts, had reached a preliminary determination that, in connection with the requirements of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, the actual measurement dates for certain stock options differed from the recorded measurement dates for such stock options. The Audit Committee has not completed its work nor reached final conclusions, including with regard to the accounting and tax implications of the stock option investigation.
Effective December 29, 2006, the Company permitted certain named executive officers and certain other executive officers specified below to elect to amend certain terms of their stock option grant agreements. The amendments were undertaken in order to avoid adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended, to this group of officers and the Company associated with stock options for which the actual measurement dates differed from the recorded measurement dates for such stock options and such options were granted at a discount to the value of the Company’s common stock on the date of grant (“discount options”). The timing of the amendments was dictated by potential tax consequences under proposed regulations recently promulgated by the Internal Revenue Service under Section 409A. Such proposed regulations require that Section 16 officers and directors (under the Securities Exchange Act of 1934, as amended) resolve certain option issues by December 31, 2006. Therefore, the Company permitted such amendments based on the findings of the investigation related to the discount options to meet this deadline although the investigation has not been completed. As such, the amendments listed below are contingent elections and will only take effect if the findings of the stock option investigation ultimately show that the options in question were in fact discount options.
Certain stock option grants for the individuals listed below were amended to provide for a fixed exercise in calendar year 2007 or a subsequent year, or earlier upon separation of service or change in control, as detailed in the form Stock Option Fixed Exercise Date Election Form filed herewith as Exhibit 10.1 and incorporated by reference herein.

Name	Current Position	Aggregate Number
		of Shares of Atmel
		Common Stock
		Underlying Unvested Stock
		Options Amended

Tsung-Ching Wu	Executive Vice President, Office of the President	104,167

Robert McConnell	Vice President and General Manager, RF and Automotive Segment	60,000

Steve Schumann	Vice President and General Manager, Non-Volatile Memory Segment	45,000
The Company expects that other officers and employees may enter into agreements with the Company to mitigate potential Section 409A liability in 2007, in accordance with the Internal Revenue Service regulations affecting non-Section 16 employees with affected outstanding stock options, assuming there are no further legislative or regulatory developments.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Stock Option Fixed Exercise Date Election Form.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION
Date: January 8, 2006	By:	/s/ ROBERT AVERY
Robert Avery
Vice President Finance & Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Option Fixed Exercise Date Election Form.